Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Company Contact:

Otis Buchanan

Media Relations

Liquidmetal Technologies, Inc.

1-949-635-2120

otis.buchanan@liquidmetal.com

Liquidmetal Technologies Announces

Amendment to Securities Purchase Agreement

-Technology Partnership Continues to Strengthen-

Rancho Santa Margarita, Calif. –August 17, 2016 - Liquidmetal® Technologies, Inc. (OTCQB: LQMT), the world’s leading developer of amorphous alloys, announced today that it has entered into an amendment to its Securities Purchase Agreement, dated March 10, 2016, with Liquidmetal Technology Limited, a company owned and controlled by Professor Lugee Li. Under the amendment, Liquidmetal Technologies agreed to extend to December 31, 2016 the deadline for the purchase by Liquidmetal Technology Limited of the remaining 300,000,000 shares under the Securities Purchase Agreement. The original deadline for the follow-on investment was August 17, 2016, and the amendment will enable Professor Li to complete the international funds transfer process required for the remaining investment. Other than the extension of the closing date, the amendment did not materially modify the terms of the original Securities Purchase Agreement.

The Securities Purchase Agreement was entered into in March 2016 in conjunction with a cross-licensing agreement with DongGuan EONTEC Co., Ltd. (EONTEC), a global manufacturing company headquartered in Hong Kong that specializes in the development of bulk metallic glasses and other new materials. In commenting on the partnership with Professor Li and EONTEC, Thomas Steipp, the CEO of Liquidmetal Technologies, stated, “Our partnership with Mr. Li and EON continues to strengthen. We are making excellent progress on expanding the solutions available to our customers worldwide, providing a wider range of part geometries, and attractive manufacturing options. We believe that the infusion of capital from Professor Li will allow Liquidmetal to grow at a much faster rate moving forward, allowing us to address a broader range of customers and to expand operations in North America and Europe.  We understand that transferring funds from China to the US can present timing issues, and believe that this extension, which essentially leaves all aspects of our original agreement in place, is clearly in the best interest of our shareholders.”

Professor Li, in commenting on the partnership and additional investment, stated, “I have worked closely with the Liquidmetal management team to shape a vision and a tactical plan for the future that would not have been possible for either company on its own.  I look forward to furthering our relationship and am excited about the possibilities for 2017 and beyond.”

About Liquidmetal Technologies

Liquidmetal Technologies, Inc. is the leading developer of amorphous alloys that utilize the performance advantages offered by amorphous alloy technology. Amorphous alloys are unique materials that are distinguished by their ability to retain a random structure when they solidify, in contrast to the crystalline atomic structure that forms in ordinary metals and alloys. Liquidmetal Technologies is the first company to produce amorphous alloys in commercially viable bulk form, enabling significant improvements in products across a wide array of industries. For more information, go to www.liquidmetal.com.

Forward-Looking Statement

This press release contains "forward-looking statements," including but not limited to statements regarding the advantages of Liquidmetal's amorphous alloy technology, scheduled manufacturing of customer parts and other statements associated with Liquidmetal's technology and operations. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from Liquidmetal's expectations and projections. Risks and uncertainties include, among other things; customer adoption of Liquidmetal's technologies and successful integration of those technologies into customer products; potential difficulties or delays in manufacturing products incorporating Liquidmetal's technologies; Liquidmetal's ability to fund its current and anticipated operations; the ability of third party suppliers and manufacturers to meet customer product requirements; general industry conditions; general economic conditions; and governmental laws and regulations affecting Liquidmetal's operations. Additional information concerning these and other risk factors can be found in Liquidmetal's public periodic filings with the U.S. Securities and Exchange Commission, including the discussion under the heading "Risk Factors" in Liquidmetal's 2015 Annual Report on Form 10-K.